WAIVER


	This WAIVER dated as of March 31, 1995 (this Agreement) is entered into by and among Huntway Partners, L.P. (Huntway), Sunbelt Refining Company, L.P. (Sunbelt, and together with Huntway, the Company) and the Lenders executing the signature pages hereto. This Waiver is entered into pursuant to Section
104 of that certain Collateralized Note Indenture dated as of June 22, 1993 (as in effect on the date hereof, the Indenture) between the Company and the Trustee. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

	WHEREAS, the Company and the Trustee are parties to the Indenture;

	WHEREAS, the Company has requested that the Lenders waive, for the quarters ending March 31, 1995 and June 30, 1995, the requirement contained in Section 415(a) of the Indenture that the Company will not permit Consolidated EBITDA as of the last day of each quarter for the four consecutive quarter (ending on or after December 31, 1993) period ended on such day to be less than $3,000,000;

	WHEREAS, the Holders have agreed to provide a waiver of Section 415(a) of the Indenture, upon the terms and subject to the conditions set forth herein.

	NOW, THEREFORE, in consideration of the premises and the terms and conditions herein contained, the sufficiency of which is hereby acknowledged, the Holders and the Company hereby agree as follows:

	SECTION 1. Waiver. Upon the Effective Date (but with effect from and after the date hereof), the undersigned Holders hereby waive compliance by the Company with the following covenant contained in Section 415(a) of the Indenture with respect to the quarter ended March 31, 1995 and quarter ended June 30, 1995:

	(a) The Company will not permit Consolidated EBITDA as of the last day of each quarter for four consecutive quarter (ending on or after December 31, 1993) period ended on such day to be less than $3,000,000.

	SECTION 2. Effectiveness. Upon the date and at the time (the Effective Date) at which the Trustee has received counterparts of this Waiver executed by each of the Holders (for purposes of which, receipt of a telecopied copy of a counterpart executed by a Holder shall be deemed receipt of such executed counterpart), the waivers set forth in Section 1 above shall become effective with retroactive effect as if executed on the date hereof.

	SECTION 3. Effect of Waiver; No Implied Waivers. The Indenture is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Indenture, except as waived by this Waiver, shall remain in full force and effect. It is hereby agreed that, except as specifically provided herein, this Waiver does not in any way waive, amend, modify, affect or impair the terms and conditions of the Indenture, and all terms and conditions of the Indenture are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of this Waiver.

	Nothing in this Waiver shall be deemed or construed as a waiver of any right or remedy the Trustee or the Lenders may have as of the date hereof or hereafter in relation to any unwaived or uncured Default or Event of Default.

	SECTION 4. Counterparts. This Waiver may be executed in any number of counterparts (including telecopy counterparts), and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

	SECTION 5.  Governing Law.  THIS WAIVER SHALL BE DEEMED
TO BE
MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED
AND
ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE
STATE OF
NEW YORK.

*  *  *  *  *  *



	IN WITNESS WHEREOF, this Waiver is duly executed by the respective duly authorized officer of the undersigned as of the date first written above.

	HUNTWAY PARTNERS, L.P., a
	Delaware Limited Partnership

	By:	HUNTWAY MANAGING PARTNER, L.P.,
		its Managing General Partner

		By:	The Huntway Division of
			Reprise Holdings, Inc.,
			its Sole General Partner



		By:	/s/ Juan Y. Forster
			Juan Y. Forster
			President and
			Chief Executive Officer

	SUNBELT REFINING COMPANY, L.P.

	By:	HUNTWAY PARTNERS, L.P.,
		its sole General Partner

	By:	HUNTWAY MANAGING PARTNER, L.P.
		its Managing General Partner

		By:	The Huntway Division of
			Reprise Holdings, Inc.,
			its Sole General Partner



		By:	/s/ Juan Y. Forster
			Juan Y. Forster
			President and
			Chief Executive Officer

	BANKERS TRUST COMPANY



	By:	/s/ Carl O. Roark

		Carl O. Roark
		Managing Director




     IN WITNESS WHEREOF, this Waiver is duly executed by the respective duly authorized officer of the undersigned as of the date first written above.

	MASSACHUSETTS MUTUAL
	LIFE INSURANCE COMPANY

	By:	/s/ Michael L. Klofas
		Michael L. Klofas
		Second Vice President

	RYBACK MANAGEMENT CORPORATION,
	on behalf of itself and/or its
nominees(s) under
	the Indenture

	By:	/s/ Robert A. Lange
		Robert A. Lange
		Senior Vice President

	CROWN LIFE INSURANCE COMPANY

	By:	/s/ H. E. Stackhouse
		H. E. Stackhouse
		Assistant Vice President,
Private Placement

	CROWN LIFE INSURANCE COMPANY

	By:	/s/ Jeff Tiefenbach

		Jeff Tiefenbach

	CENTURY LIFE OF AMERICA

	By:	Century Investment Management
Company

	By:	/s/ Donald Heltner

		Donald Heltner
		Vice President

	CENTURY LIFE INSURANCE COMPANY

	By:	Century Investment Management
Company

	By:	/s/ Donald Heltner

		Donald Heltner
		Vice President




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